                                                                   Exhibit 10.39

                        SEPARATION AND RELEASE AGREEMENT

         THIS SEPARATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into by and between Donald W. Bolar (the "Executive") and Velocita Corp. (the "Company") (collectively, the "Parties").

         WHEREAS, the Executive's employment with the Company will terminate effective April 29, 2002, in connection with a reduction in force.

         WHEREAS, the Company has offered the Executive valuable consideration over and above that to which he would otherwise be entitled on termination of employment, in exchange for the Executive's execution of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

         1. The Parties acknowledge and agree that the Executive's employment with the Company will terminate, effective April 29, 2002 (the "Termination Date").

         2. The Company shall pay the Executive severance pay in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) less applicable deductions and withholding, in a lump sum following the date this Agreement becomes effective. If the Executive elects to continue his health insurance coverage under the Company's group health insurance plan pursuant to COBRA, the Company will pay the premiums for such continuation coverage for the six-month period following the Termination Date.

         3. The Executive represents that he has returned or, as of the Termination Date, he will return, all Company property, including without limitation, all equipment, supplies, documents, files, records, reports, memoranda, blueprints, software, credit cards, cardkey passes, door and file keys, computer access codes, disks or instructional manuals and other physical or personal property the Executive received, prepared or helped to prepare in connection with his employment with the Company, and all copies, duplicates, reproductions or excerpts thereof.

         4. The Executive agrees that he will not make any disparaging or defamatory comments about the Company, or about any of the Company's parent companies, subsidiaries or affiliates or any of their officers, directors, management, or employees, nor will he authorize, encourage or participate with anyone on his behalf to make such statements.

         5. The Executive agrees to keep the terms, amount and fact of this Agreement completely confidential, except as may be required by law or legal process, and except that the Executive may reveal the terms of this Agreement to the Executive's spouse and his legal, financial and tax advisors, provided that each such individual agrees not to reveal such information further.

         6. The Executive agrees, upon reasonable request, to provide to the Company and its parent companies, subsidiaries and affiliates truthful and complete cooperation in litigation matters arising out of or related to the Executive's activities while employed by the Company, whether or not such matters have been commenced as of the termination of the Executive's employment.

         7. As a material inducement to the Company to enter into this Agreement and in consideration for the Company's promise to pay COBRA premiums and severance pursuant to Paragraph 2 above, the Executive, on behalf of himself, his heirs, executors, administrators and assigns hereby irrevocably and unconditionally releases the Company and its parent companies, subsidiaries and affiliates, together with all of their current, former and future employees, directors, partners, members, shareholders, officers, agents, attorneys, representatives, predecessors, successors, assigns, and the like, and all persons acting by, though, under or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising on or before the date the Executive signs this Agreement, including, but not limited to, any claims arising out of or related to the termination of Executive's employment, any claims arising under or related to any employment agreement between the Executive and the Company or any of its predecessors, any claims under the Worker Adjustment and Retraining Notification Act or similar laws and any claims under Federal, state or local laws prohibiting any form of discrimination, including without limitation, discrimination on the basis of age, as prohibited by the Age Discrimination in Employment Act, arising on or before the date the Executive signs this Agreement. The Executive further agrees to waive irrevocably any right to recover under any claim that may be filed on the Executive's behalf by the EEOC or any other federal, state or local government entity, or otherwise, relating to the Executive's employment with the Company or the termination of that employment.

         8. The Executive represents and warrants that he has not filed any complaints or charges or lawsuits against the Company or any other Releasee with any governmental agency or court and the Executive has not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein he has against the Company or any other Releasee.

         9. The Executive acknowledges that the payments and benefits to be provided to him under Paragraph 2 above exceed any compensation or benefits which would otherwise be paid to him on termination of employment. The Executive further acknowledges and agrees that the payments to be paid to him or on his behalf under Paragraph 2 above shall be in lieu of and discharge any obligations of the Company to the Executive under the terms of his April 12, 2000 Employment Agreement with the Company, or otherwise, for any further compensation, unused vacation, severance pay, relocation payments, or any other expectations of remuneration or benefit on the part of the Executive, except for the reimbursement of reasonable business expenses incurred by the Executive prior to the Termination Date, to be paid in accordance with the Company's policy for reimbursement of employee business expenses and except to the extent that the Executive is entitled to any benefits following termination under the terms of the Company's employee benefit plans.

         10. The Executive represents and acknowledges that the Executive has been given a period of twenty-one (21) days to consider this Agreement and that the Executive has read this Agreement, understands the terms of the Agreement and has been given an opportunity to ask questions of the Company's representatives. The Executive has been advised to consult with an attorney prior to signing this Agreement.

         11. The Executive further represents that in signing this Agreement the Executive does not rely, and has not relied, on any representation or statement not set forth in this Agreement made by any representative of the Company or any other Releasee with regard to the subject matter, basis or effect of this Agreement or otherwise.

         12. This Agreement is knowingly and voluntarily entered into by all Parties.

         13. For a period of seven (7) days after the date the Executive signs this Agreement, the Executive has the right to revoke this Agreement by delivering written notice of revocation to

Anne Spartin at Velocita Corp., 2941 Fairview Park Drive, Suite 200, Falls Church, Virginia 22042, prior to close of business (5:00 p.m.) on the seventh day following the date on which the Executive signs this Agreement. The Agreement shall not be effective or enforceable, and the Executive shall not be entitled to any severance pay or payment of COBRA premiums, unless and until seven (7) days have elapsed from the date the Executive signs this Agreement and the Executive has not revoked the Agreement during that seven
(7) day period.

         14. This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements, understandings or arrangements between the Parties about the subject matter of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to rules regarding conflicts of law.

         16. The provisions of this Agreement are severable and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of the Executive's employment and any arrangements contained herein.

         17. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

         18. Neither this Agreement nor any part of it may be modified, amended, changed or terminated orally, and any modification, amendment, or termination must be in writing signed by both Parties. Any waiver of any term or provision of this Agreement must be in writing and signed by the Party granting the waiver.

         19. This Agreement shall be binding on the Executive and the Executive's heirs, administrators, representatives, executors and assigns and shall inure to the benefit of the Company, its parent companies, subsidiaries and affiliates and to their successors and assigns.

         IN WITNESS WHEREOF, each of the parties hereunto has executed this Agreement this 8th day of March, 2002.

VELOCITA CORP.                                         EXECUTIVE:

By:   /s/ Anne G. Spartin                                /s/ Donald W. Bolar
   ---------------------------------                   ----------------------
                                                       Donald W. Bolar

Date     3/8/2002                                      Date    3/8/2002
     -------------------------------                        -----------------